Exhibit 8.1
Principal Subsidiaries - Stellantis NV

Name	Country	Percentage Interest Held
North America
FCA US LLC	USA	100.00
FCA Canada Inc.	Canada	100.00
Stellantis Mexico, S.A. de C.V.	Mexico	100.00
South America
FCA Fiat Chrysler Automoveis Brasil Ltda.	Brazil	100.00
FCA Automobiles Argentina S.A.	Argentina	100.00
Peugeot Citroën Argentina S.A.	Argentina	99.96
Enlarged Europe
Stellantis Europe S.p.A.	Italy	100.00
Automobiles Peugeot	France	100.00
Automobiles Citroën	France	100.00
Opel Automobile GmbH	Germany	100.00
Groupe PSA Italia S.p.A.	Italy	100.00
Stellantis & You France S.A.S.	France	100.00
Stellantis Auto S.A.S.	France	100.00
FCA Germany GmbH	Germany	100.00
Stellantis España, S.L.	Spain	99.99
Vauxhall Motors Limited	United Kingdom	100.00
FCA France S.A.S.	France	100.00
Peugeot Motor Company PLC	United Kingdom	100.00
Stellantis & You UK Limited	United Kingdom	100.00
Peugeot Deutschland GmbH	Germany	100.00
Stellantis & You Italia S.p.A.	Italy	100.00
Stellantis Nederland B.V.	Netherlands	100.00
Citroën Deutschland GmbH	Germany	100.00
Citroën UK Ltd	United Kingdom	100.00
FCA Poland S.p.z.o.o.	Poland	100.00
Middle East & Africa
Stellantis Middle East FZE	United Arab Emirates	100.00
Stellantis Otomotiv Pazarlama Anonim Sirketi	Turkey	100.00
China and India & Asia Pacific
Stellantis Japan Ltd.	Japan	100.00
Fiat India Automobiles Private Limited	India	50.00
Maserati
Maserati S.p.A.	Italy	100.00
Maserati (China) Cars Trading Co., Ltd.	People's Rep.of China	100.00
Maserati North America, Inc.	USA	100.00
Financial Services
Stellantis Financial Services Europe S.A.	France	100.00
Stellantis Automotive Finance Co. Ltd.	People's Rep.of China	100.00
Stellantis Financial Services US Corp.	USA	100.00
Banco Stellantis S.A.	Brazil	100.00
Fidis S.p.A.	Italy	100.00
Holdings & Other Companies

FCA North America Holdings LLC	USA	100.00
GIE PSA Trésorerie	France	100.00
Fiat Chrysler Finance North America, Inc.	USA	100.00
FCA US Insurance Company	USA	100.00
Fiat Chrysler Finance S.p.A.	Italy	100.00
Stellantis International S.A.	Switzerland	100.00